INVESTMENT SUB-SUB-ADVISORY AGREEMENT

THIS AGREEMENT, (“Agreement”) made as of August 22, 2008 by and between HEITMAN REAL ESTATE SECURITIES LLC, a Delaware limited liability company, having its principal place of business at 191 North Wacker Drive, Chicago, Illinois 60606, the United States of America (hereinafter referred to as “Heitman”) and CHALLENGER MANAGED INVESTMENTS (INTERNATIONAL) PTY LTD, a New South Wales company, having its principal place of business at Level 15, 255 Pitt Street, Sydney, New South Wales, 2000, Australia (hereinafter referred to as “Challenger-USA”).

WITNESSETH:

WHEREAS, Heitman and Challenger-USA’s affiliate, Challenger Managed Investments Limited (“CMIL”), are parties to that certain Strategic Alliance Agreement dated as of October 12, 2006 (the “SAA”), which envisions, in part, that Heitman will from time to time engage CMIL or one of its affiliates to subadvise Heitman with respect to global publicly traded real estate securities mandates; and

WHEREAS, Old Mutual Funds III, a Delaware statutory trust (the “Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (the “Investment Company Act”); and

WHEREAS, pursuant to the Investment Advisory Agreement dated effective March 3, 2008, between Old Mutual Capital, Inc. (the “Adviser”) and the Trust, the Adviser acts as investment adviser for one of the Trust’s series portfolios known as the Old Mutual Heitman Global Real Estate Securities Fund (the “Fund”); and

WHEREAS, Heitman has been retained as Sub-Adviser pursuant to that certain Investment Sub-Advisory Agreement dated as of August 22, 2008, by and among the Adviser, the Trust and Heitman, a copy of which is hereto attached and made a part hereof as Exhibit A (the “OMCAP ISA”) to serve as discretionary sub-adviser with respect to the Fund for the purpose of investing all of the assets of the Fund; and

WHEREAS, Heitman desires to engage Challenger-USA to perform and furnish certain subadvisory services with respect to a portion of the Fund consisting of Challenger-USA Covered Investments (as hereinafter defined) and Challenger-USA is willing to perform and furnish such subadvisory services under the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows;

Section 1.	Services.

1.1.      Challenger-USA shall provide subadvisory services with respect to a portion of the Fund consisting of Challenger-USA Covered Investments in accordance with this

Agreement and shall provide such other services that are incidental to the foregoing or reasonably necessary to effectuate the purpose of this Agreement, in connection with all of which Challenger-USA hereby covenants to Heitman that at all times during the term of this Agreement Challenger-USA shall conduct itself in accordance with all applicable provisions of the OMCAP ISA including, without limitation, acting in such manner and engaging in such actions specified in any provisions of the OMCAP ISA whereunder Heitman covenants to the Adviser to cause Challenger-USA to act in such specified manner or engage in such specified actions or represents to the Adviser that Challenger-USA will be acting in such specified manner or engaging in such specified actions.

1.2       Subject to supervision and oversight by Heitman, the Adviser and the Trust's Board of Trustees (the “Board”), Challenger-USA shall manage (i) the investment operations of the Fund, and (ii) the composition of the Fund’s investment portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), provided that no amendment to the Prospectus shall be binding upon Challenger-USA prior to its receipt thereof. Challenger-USA shall provide supervision of the Fund's investments and determine from time to time what investments and securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested in cash.

1.3        In the performance of its duties and obligations under this Agreement, Challenger-USA shall act in conformity with the Trust’s Prospectus and with the instructions and directions of the Adviser and of the Board and will conform and comply with the requirements of the Investment Company Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, as each is amended from time to time.

1.4       Challenger-USA at its expense will make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Adviser and Challenger-USA, by telephone, in order to review the investment policies, performance and other investment related information regarding the Fund and to consult with the Board and Adviser regarding the Fund’s investment affairs, including economic, statistical and investment matters related to Challenger-USA’s duties hereunder, and will provide periodic reports to the Adviser relating to the investment strategies it employs, simultaneously sending copies thereof to Heitman. Challenger-USA and its personnel shall also cooperate fully with counsel and auditors for, and the Chief Compliance Officers of, the Adviser and the Trust.

1.5       In accordance with procedures adopted by the Board, as amended from time to time, Challenger-USA is responsible for assisting in the fair valuation of all Fund securities. Challenger-USA will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of Challenger-USA such as broker-dealers for the provision of, valuation information or prices for securities for which prices are deemed by the Adviser or Trust’s administrator not to be readily available in the ordinary course of business from an automated pricing service. In addition, Challenger-USA will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund at such times as the Adviser shall reasonably request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of the Fund’s net asset value per share, simultaneously sharing such information with Heitman.

1.6       Challenger-USA at its expense will provide the Adviser and/or the Trust’s Chief Compliance Officer with such compliance reports relating to its duties under this Agreement as may be requested from time to time, simultaneously sending copies thereof to Heitman. Notwithstanding the foregoing, Challenger-USA will promptly report to the Adviser any material violations of the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) that it is or should be aware of or of any material violation of Challenger-USA’s compliance policies and procedures that pertain to the Fund, as well as any change in portfolio manager(s) of the Fund, simultaneously sending copies of any such reports to Heitman.

1.7       Challenger-USA represents and warrants that it has adopted a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act and the requirements of Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and has provided Heitman, the Adviser and the Board a copy of such code of ethics, together with evidence of its adoption, and will promptly provide to Heitman, the Adviser and the Board copies of any changes thereto, together with evidence of their adoption. Upon request of the Adviser, but in any event no less frequently than annually, Challenger-USA will supply the Adviser a written report that (A) describes any issues arising under the code of ethics or procedures since Challenger-USA’s last report, including but not limited to material violations of the code of ethics or procedures and sanctions imposed in response to the material violations; and (B) certifies that the procedures contained in Challenger-USA’s code of ethics are reasonably designed to prevent “access persons” from violating the code of ethics, simultaneously sending copies of any such report to Heitman.

1.8       Challenger-USA will review draft reports to shareholders and other documents provided or available to it and provide comments on a timely basis. In addition, Challenger-USA and each officer and portfolio manager thereof designated by the Adviser will provide on a timely basis such certifications or sub-certifications as the Adviser may reasonably request in order to support and facilitate certifications required to be provided by the Trust’s Principal Executive Officer and Principal Accounting Officer.

For the purposes of this Agreement, “Challenger-USA Covered Investments” means real estate securities selected by Challenger-USA and held by the Fund that are issued by companies, trusts, unit trusts or other property investment vehicles that are:

(A)	listed on Australian and Asian stock exchanges or publicly traded in Australian and Asian over the counter markets (“Asia-Pacific Eligible Securities”); and

(B)	otherwise in accordance with the Investment Guidelines (as hereinafter defined).

1.9.       So long as the Fund’s assets are invested by Challenger-USA in Challenger-USA Covered Investments in accordance with investment guidelines promulgated by Heitman (the “Investment Guidelines”), as the same may be amended, and any other restrictions or limitations described or contained in this Agreement, such investments may be made without prior consultation with Heitman. Heitman shall have discretion to modify the Investment Guidelines from time to time (each, a “proposed modification”) which proposed modification shall become effective unless Challenger-USA notifies Heitman promptly (but in no event later than 20 business days after receipt of written notice from Heitman describing such proposed modification) that Challenger-USA is of the reasonable opinion that the obligations imposed upon it by such proposed modification would be unduly onerous or burdensome in the context of Challenger-USA’s usual investment management business. If Challenger-USA so notifies Heitman within this timeframe and Heitman advises Challenger-USA that the OMCAP ISA will not continue in force without the proposed modification, either party may terminate this Agreement according to Section 13 of this Agreement. In addition, Heitman will consult with Challenger-USA, if requested by Challenger-USA, to consider modifications of the Investment Guidelines which Challenger-USA may deem appropriate; provided that the decision to make any such modifications shall at all times remain in the discretion of Heitman. All investment management and other activities of Challenger-USA shall at all times be subject to the control and direction of the Adviser and the Board.

1.10       The value of the portfolio of Challenger-USA Covered Investments will be calculated in accordance with the terms of the Fund’s Prospectus.

1.11       It is understood that it will be the responsibility of Heitman to provide to Challenger-USA a written description of any specific legal or other investment restrictions or requirements particularly applicable to the Fund that Heitman receives from the Adviser and to give Challenger-USA prompt written notice if the Adviser notifies Heitman that it deems any investments made or actions taken with respect to the Fund by Challenger-USA to be in violation of the Investment Guidelines or any legal or other investment restrictions or requirements particularly applicable to the Fund. Unless Heitman notifies Challenger-USA in writing of specific legal or other investment restrictions or requirements particularly applicable to the Fund that it receives from the Adviser, any investments made by Challenger-USA with respect to the Fund in compliance with the Investment Guidelines shall be deemed not to be restricted under any current or future laws of any jurisdiction particularly applicable to the Fund.

1.12     Unless otherwise directed by the Adviser or the Board, Challenger-USA will vote all proxies received in accordance with the Trust’s proxy voting policy or, if Challenger-USA has a proxy voting policy approved by the Board, Challenger-USA’s proxy voting policy. The Adviser shall instruct the Custodian to forward or cause to be forwarded to Challenger-USA all relevant proxy solicitation materials. Challenger-USA shall maintain and shall forward to the Fund or its designated agent such proxy voting information as is necessary for the Fund to timely file proxy voting results in accordance with Rule 30b1-4 of the 1940 Act.

1.13      Challenger-USA shall maintain separate detailed records of all matters pertaining to the Fund (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions. Challenger-USA acknowledges that, subject to Challenger-USA’s obligations to retain copies of records it maintains for its clients, the Fund’s Records are property of the Fund. Challenger-USA agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any such records as are required to be maintained by it pursuant to this Agreement. Challenger-USA shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the Investment Company Act and shall render to the Board such periodic and special reports as the Board may reasonably request, simultaneously sending copies of any such reports to Heitman.

1.14. Challenger-USA shall not have any power to enter into any transaction on behalf of, or in any other way to represent, bind or obligate, Heitman or the Fund with respect to this engagement other than as set forth herein.

Section 2.	Brokerage Services.

Challenger-USA shall determine the securities to be purchased or sold with respect to the Challenger-USA Covered Investments and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Prospectus or as the Board or the Adviser may direct from time to time, in conformity with federal securities laws. In providing the Fund with investment supervision, Challenger-USA will give primary consideration to seeking best execution in accordance with applicable laws and regulations (subject to Challenger-USA’s ability to obtain soft dollar benefits as are permitted under Section 28(e) of the Securities Exchange Act of 1934) and the policies set forth in its Form ADV. Within the framework of this policy, Challenger-USA may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which Challenger-USA’s other clients may be a party. It is understood that it is desirable for the Fund that Challenger-USA have access to (i) supplemental investment and market research and (ii) security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, Challenger-USA is authorized to place orders for the purchase and sale of securities on behalf of the Fund with brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to Challenger-USA in connection Challenger-USA’s services to other clients.

On occasions when Challenger-USA deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Challenger-USA, Challenger-USA, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Challenger-USA in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund in question and to such other clients.

Section 3. Custody of Challenger-USA Covered Investments

(a)       The Adviser or one of its affiliated companies shall procure that Challenger-USA Covered Investments shall be held by the Custodian, in one or more segregated accounts in compliance with the Investment Company Act Section 17(f) and Rule 206(4)-2 of the Advisers Act. In connection therewith, Heitman shall direct the Adviser to execute settlement authorizations in favor of Challenger-USA in a form satisfactory to Challenger-USA and suitable to the Custodian, and shall deliver an original to the Custodian and one copy to Challenger-USA. Challenger-USA shall not at any time have title, custody, physical control or indirect possession of any Challenger-USA Covered Investments.

(b)       Subject to the last sentence of this Section 3(b), upon instruction from the Adviser, Heitman may notify Challenger-USA that another or further custodial agent or agents have been designated or appointed to hold all or a portion of the Challenger-USA Covered Investments. Any such designations or appointments shall become effective with respect to Challenger-USA upon Challenger-USA’s receipt of notice from Heitman to such effect.

(c)       Challenger-USA shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the Fund’s assets and shall provide the Adviser with such information upon request of the Adviser.

Section 4.	Investment Restrictions.

In implementing the Investment Guidelines:

(a)

Challenger-USA shall not acquire any securities for the Fund whose issuers are domiciled in, or through stock exchanges or over the counter markets in, any countries that appear on the United States Treasury Department Office of Foreign Assets Control Country Sanctions Programs List;

(b)

no transactions shall be executed where Challenger-USA or its directors, or any of their respective affiliates, officers, or employees, are acting as principal nor shall Challenger-USA trade for its own account; provided that nothing herein shall prohibit Challenger-USA or its directors, or any of their respective affiliates, officers, or employees, from holding or trading in the same or similar securities consistent with their fiduciary obligation to the Fund and their compliance with any other laws or regulations applicable to Challenger-USA;

(c)	Challenger-USA Covered Investments shall never become subject to margin debt;

(d)	Challenger-USA shall not cause any “short sales” to be executed; and

(e)

without Heitman’s prior written approval, no investment shall be made by Challenger-USA in any issuer except in the ordinary course of Challenger-USA’s business and not with the purpose of changing or influencing the control of the issuer.

Section 5.	Reporting and Delivery of Other Documentation.

Heitman shall receive the following:

(a)	Portfolio reports detailing the Challenger-USA Covered Investments, within fifteen (15) business days after the end of each month. Each monthly report shall include:

(i)	a breakdown by security cost and market value as of the end of the relevant quarter;

(ii)	computation of the total return (including dividends and unrealized capital gains) for the relevant quarter.

(b)	Quarterly reconciliations of the Challenger-USA Covered Investments and all relevant dividends, if requested by Heitman, within fifteen (15) days of the end of the relevant quarter.

(c)	Monthly compliance reports not later than the 10th day of the following month.

(d)	Quarterly compliance reports not later than the 10th day of the following quarter.

(e)

Such other notices, documents and reports, on a prompt and timely basis, as shall be reasonably required by Heitman, the Adviser, the Fund, or the Board, taking into consideration the laws, customs and practices relating to the Challenger-USA Covered Investments including, without limitation, Challenger-USA Code of Ethics amendments, Challenger-USA Form ADV Part II amendments and modifications and Challenger-USA compliance reports, in order to enable Heitman and the Adviser to comply with applicable laws and regulations and to enable Heitman to comply with its obligations vis-à-vis Challenger-USA pursuant to the OMCAP ISA.

Section 6.	Fees.

In consideration of the services rendered by Challenger-USA hereunder, Heitman shall pay to Challenger-USA monthly, during the term of this Agreement, fees at the rate of 18.75% of the fees actually received by Heitman pursuant to the OMCAP ISA. Heitman shall convert the fees received from the Adviser to A$ and shall pay the fees in A$ to the designated bank account of Challenger-USA within fifteen (15) days after the receipt of the corresponding fees by Heitman. Challenger-USA shall bear any currency loss or embedded bank fees in connection with the foregoing.

Section 7.	Expenses.

(a)    Challenger-USA shall, at its expense, pay the cost of providing its services including, without limitation, in house administration costs in the nature of rent for Challenger-USA’s premises, computer charges, salaries, research costs, report preparation and like expenses.

(b)        Except for those expenses described in subsection (a) above, Heitman confirms, represents and acknowledges to Challenger-USA that Challenger-USA shall not be obligated to pay any expenses for any other operations or activities incurred in connection with the organization of the Fund and/or the investment in the Challenger-USA Covered Investments including, without limitation, the items described in (i) through (v) below, and Heitman confirms, represents to, and acknowledges, and agrees with Challenger-USA that Challenger-USA has relied on this confirmation, representation, acknowledgment from Heitman to Challenger-USA in entering into this Agreement:

(i)	taxes, levies, imposts, duties, charges, fees or withholdings of any nature (“Taxes”) payable by the Fund or the Adviser to any governmental agencies or taxing authorities;

(ii)

any issue or transfer taxes, brokerage commissions or other costs in connection with securities transactions and otherwise relating to the Fund, including any portion of such commissions attributable to brokerage and research services as defined by any applicable laws or regulations relating to “soft dollar” treatment for such services, to the extent applicable (collectively, “Transactional Expenses”), it being understood that if Challenger-USA concurrently causes shares in any security to be acquired or sold pursuant to this Agreement concurrently with the acquisition or disposition of other shares in such security for the account or accounts of one or more Challenger-USA investor clients other than the Fund, Challenger-USA may allocate the applicable Transaction Expenses among all such investors (including the Fund) proportionately to their respective interests in the security being acquired or sold, and so long as such allocation complies with Section 28(e) of the Securities Exchange Act of 1934, as amended, except where as a result of such allocation the amount of such Transactional Expenses payable by the Fund would be higher than if the applicable Fund transactions were independently conducted;

(iii)

any charges or expenses of the Custodian (or any other custodian designated or appointed pursuant to Section 3 hereof), or any depository utilized by such Custodian (or any such other custodian), for the safekeeping of any Fund assets;

(iv)	any charges and expenses of independent accountants retained by or on behalf of the Fund; and

(v)

any legal fees and expenses incurred by the Fund or the Adviser in connection with the Fund’s investment in real estate securities (it being understood that nothing contained in this Agreement shall be deemed to require the Adviser, Heitman or Challenger-USA to pursue any litigation involving securities presently or formerly held in the portfolio of Challenger-USA Covered Investments, or the issuers thereof, including actions involving bankruptcy).

Section 8.	SEC Registration.

Challenger-USA acknowledges that the OMCAP ISA requires all sub-advisers and sub-sub-advisers rendering discretionary asset management services with respect to the Fund to be duly licensed within their respective operational jurisdictions to engage in such subadvisory services and to be registered investment advisers in good standing under the Advisers Act.

Accordingly, by its execution of this Agreement, Challenger-USA and Heitman, each as to itself, hereby represents and covenants that:

(A)      On the date of execution and at all times during the term of this Agreement, Challenger-USA is, and will be, duly licensed in Australia (if required by law) to engage in the sub-subadvisory services contemplated by this Agreement;

(B)      On the date of execution and at all times during the term of this Agreement it is and will be duly registered as an investment adviser under the Advisers Act;

(C)      It shall not receive or accept any compensation or payment from any person or entity in connection with the performance of Challenger-USA’s services hereunder except as expressly provided herein or in the OMCAP ISA; and

(D)      Challenger-USA and Heitman shall each reasonably cooperate with the other and reasonably provide documents and information to the other in connection with any regulatory audit, review, investigation, enforcement action or litigation relating to services hereunder or under the OMCAP ISA.

Challenger-USA and Heitman further covenant, each as to itself, that it will immediately notify the other in writing if any of the above representations shall cease to be true in any material respect or any of the above covenants shall be breached in any material respect.

If any of the above representations shall cease to be true in any material respect or any of the above covenants shall be breached in any material respect then, in either event, the non-defaulting party may thereafter forthwith terminate this Agreement upon written notice to the other party.

Section 9.	Liability of Challenger-USA/Indemnification.

9.1     While Challenger-USA will discharge its obligations in accordance with the standard of care described in Section 9.2 below, Challenger-USA nonetheless makes no express or implied assurances of profit or against loss. If any loss is suffered due to the acts of omissions of a custodian, broker, dealer, or underwriter to which Challenger-USA has given investment instructions, Heitman confirms, represents, warrants and undertakes to Challenger-USA that Heitman will look to the custodian, broker, dealer, or underwriter and not to Challenger-USA to make good that loss.

9.2 Challenger-USA shall be not be liable for any error of judgment or for any loss suffered by Heitman, the Adviser or the Fund in connection with the performance of its obligations under this Agreement, except for losses or damage proximately caused or suffered by Heitman, the Adviser or the Fund resulting from (i) a breach of Challenger-USA’s fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act) or as the same may be limited pursuant to any other applicable law, or (ii) willful misfeasance, bad faith or gross negligence on the part of Challenger-USA in the performance of its duties, or (iii) reckless disregard of Challenger-USA’s obligations and duties under this Agreement or (iv) failure of Challenger-USA to perform its duties in accordance with the fiduciary standards established this Agreement, the Investment Company Act or the Advisers Act, or (v) Challenger-USA’s failure to comply with any other applicable law, rule or regulation (collectively, “Actionable Challenger-USA Breaches”). Notwithstanding the foregoing, Challenger-USA acknowledges that nothing contained in this Section 9 or elsewhere in this Agreement or the OMCAP ISA shall constitute a waiver by the Adviser or by the Fund of any of their respective rights under applicable U.S. federal securities laws whose applicability is not permitted to be contractually waived; further provided, Heitman acknowledges and agrees that:

(i)             Challenger-USA may act on specific instructions given by Heitman without investigating whether the act will comply with the applicable law, but must not comply with any instruction which it is aware will cause a breach of the applicable law;

(ii)           Challenger-USA has no obligation to ensure compliance with laws and regulations to the extent they do not directly concern the duties of Challenger-USA in relation to the provision of services to Heitman under this Agreement; and

(iii)          Challenger-USA has no obligation to ensure Heitman's compliance with Challenger-USA's advice or recommendations or for any failure of Heitman to comply with Challenger-USA's advice or recommendations.

9.3     Challenger-USA agrees to indemnify Heitman and its directors, managers, officers and employees (collectively, the “Heitman Covered Parties”) against any costs and liabilities (including, e.g., attorneys' fees and disbursements) that any Heitman Covered Parties may incur as a result of any claim against any Heitman Covered Party or Parties to the extent that a court shall have ruled, in a proceeding in which Challenger-USA shall have been joined as a party and from which no appeal is possible, that such costs and liabilities arose as a result of (i) a breach of Challenger-USA’s fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act) or as the same may be limited pursuant to any other applicable law, or (ii) willful misfeasance, bad faith or gross negligence on the part of Challenger-USA in the performance of its duties under this Agreement, or (iii) reckless disregard of Challenger-USA’s obligations and duties under this Agreement or (iv) failure of Challenger-USA to perform its duties in accordance with the fiduciary standards established by this Agreement, the Investment Company Act or the Advisers Act, or (v) Challenger-USA’s failure to comply with any other applicable law, rule or regulation (collectively, “Actionable Challenger-USA Breaches”), it being understood that Challenger-USA’s foregoing indemnification obligation shall not apply to any Actionable Challenger-USA Breach to the extent that it results solely from the acts or omissions of any Heitman Covered Party or Parties. For avoidance of doubt, to the extent that Heitman is required to pay any sums to the Adviser, the Trust or to the Fund as a result of an

Actionable Challenger-USA Breach (except to the extent that it results solely from the acts or omissions of any Heitman Covered Party or Parties) as adjudicated in a court proceeding in which Challenger-USA shall have been joined as a party and from which no appeal is possible, then Challenger-USA shall be required to indemnify Heitman under this Section. For further avoidance of doubt, Challenger-USA shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and disbursements of more than two separate firms of attorneys for all Heitman Covered Parties. Moreover, if there are more than two Heitman Covered Parties represented by firms of attorneys in any such action or separate but similar or related actions, then the Heitman Covered Parties for whose firms’ reasonable fees and disbursements Challenger-USA is responsible shall always include Heitman to the extent that this provision shall apply to such entities.

9.4     Heitman agrees to indemnify Challenger-USA and its directors, managers, officers and employees (collectively, the “Challenger-USA Covered Parties”) against any damages, costs and liabilities (including, e.g., attorneys' fees and disbursements) that any Challenger-USA Covered Parties may incur to the extent that a court shall have ruled, in a proceeding in which Heitman shall have been joined as a party and from which no appeal is possible, that such costs and liabilities arose as a result of (i) a breach of Heitman’s fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act) or as the same may be limited pursuant to any other applicable law, or (ii) willful misfeasance, bad faith or gross negligence on the part of Heitman in the performance of its duties under this Agreement, or (iii) reckless disregard of Heitman’s obligations and duties under this Agreement or (iv) failure of Heitman to perform its duties in accordance with the fiduciary standards established by the OMCAP ISA, this Agreement, the Investment Company Act or the Advisers Act, or (v) Heitman’s failure to comply with any other applicable law, rule or regulation (it being understood that Heitman’s foregoing indemnification obligation shall not apply to any of the foregoing to the extent that it results solely from the acts or omissions of any Challenger-USA Covered Party or Parties).

Section 10.	Challenger-USA’s Rights to Engage in Other Activities.

Except to the extent consistent with the applicable provision of OMCAP ISA, the Investment Company Act, the Advisers Act and any other applicable Regulatory Requirement (as that term is defined in the SAA), Challenger-USA may act and continue to act as investment manager to others, and nothing in this Agreement shall in any way be deemed to restrict the right of Challenger-USA to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Adviser or Heitman. Challenger-USA agrees to act in a manner consistent with its fiduciary obligations to deal fairly with all investment advisory clients when taking investment actions and to observe its obligations under all relevant applicable Regulatory Requirements (as that term is defined in the SAA).

Section 11. Challenger-USA’s Right to Trade for its Own Account.

Except as provided in Section 4(a) of this Agreement and so long as the same shall be consistent with the requirements contained in Section 1(i) of the OMCAP ISA, nothing in this Agreement shall limit or restrict Challenger-USA, or any of its respective officers, directors or employees, from buying, selling or trading in any securities for its or their own account or accounts. Heitman acknowledges that Challenger-USA and its officers, directors, employees, consistent with any limitations expressly set forth in this Agreement, and any other applicable laws or regulations applicable to Challenger-USA, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are, at the same time, being held, acquired, increased, decreased or disposed of for the account of the Fund.

Section 12. INTENTIONALLY OMITTED.

Section 13.	Term and Termination.

13.1.      This Agreement shall become effective from the date hereof and remain in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the Investment Company Act.

13.2 This Agreement may be terminated in accordance with this Section 13.2; provided, however, that this Agreement shall automatically expire on the termination of the OMCAP ISA. This Agreement may be terminated as follows:

(A)	automatically upon the termination of the OMCAP ISA;

(B)        by either party upon thirty (30) days’ prior written notice of termination if such termination is effected pursuant to the provisions of Section 1.9 of this Agreement;

(C)        by either party forthwith upon written notice of termination (i) if any of the representations by the other party contained in Section 8 (A) – (D) of this Agreement should cease to be true in any material respect or (ii) if any of the covenants contained in Section 8 (A) – (D) of this Agreement shall be breached in any material respect;

(D)        by the non-defaulting party forthwith upon written notice of termination in the event of default or breach by a party of any material provision of this Agreement and failure by the defaulting party to rectify the default or breach to the non-defaulting party’s reasonable satisfaction within ten (10) business days of receiving notice in writing of such breach or failure;

(E)        by either party at any time upon forty-five (45) days prior written notice of termination to the other party; or

(F)         automatically and immediately in the event of its assignment; as used in this Section 13, the term “assignment” shall have the meaning set forth in the Investment Company Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the U.S. Securities and Exchange Commission under the Investment Company Act.

13.3           Notwithstanding anything herein contained to the contrary, either Heitman or Challenger-USA may elect to terminate this Agreement effective as of the date of any termination of the SAA pursuant to its terms, provided that Heitman or Challenger-USA, as applicable, provides at least 15 days’ prior notice of its desire to cause such contemporaneous termination.

13.4. The provisions of Sections 8, 9 and 14 hereof shall survive any termination or expiration of this Agreement.

Section 14.	Confidentiality.

All information and recommendations furnished by Challenger-USA to Heitman or any custodian of any assets included in the portfolio of the Fund shall be regarded as confidential by each such party. Challenger-USA shall regard as confidential all information concerning the affairs of the Fund (all the foregoing referred to as “Confidential Information”). Neither party hereto shall disclose any Confidential Information to any person not a party to this Agreement without obtaining the prior written consent of the other party hereto, except pursuant to a request for such information by a governmental agency, self-regulatory organization or compulsory process of law.

Section 15.	Other Matters.

The matters which are not expressly provided herein shall be determined after mutual consultation and agreement.

Section 16.	Notices.

All notices or deliveries required or desired to be given hereunder shall be delivered, airmailed, or sent by facsimile transmission (with confirming copy to be sent as soon as practicable thereafter by airmail) or by email (but email notifications will only be effective upon receipt of a confirmatory email by the recipient):

To Heitman at:	Heitman Real Estate Securities LLC
191 North Wacker Drive
Chicago, Illinois 60606
United States of America
Attention: Timothy J. Pire, Managing Director
Email: timothy.pire@heitman.com
Facsimile: 1-312-849-4141

with a copy to:	Heitman Real Estate Securities LLC
191 North Wacker Drive
Chicago, Illinois 60606
United States of America
Attention: Legal Department
Email: stuart.katz@heitman.com
Facsimile: + 1-312-425-0765

To Challenger-USA at: c/o Challenger Managed Investments Limited

Level 10
101 Collins St
Melbourne Victoria 3000
Australia
Attention: Luke MacRedmond - Head of Investment Alliances
Email: lmacredmond@challenger.com.au
Facsimile: + 61 2 9994 7777

with a copy to:	c/o Challenger Managed Investments Limited
Level 10
101 Collins St
Melbourne Victoria 3000
Australia
Attention: John White & John Longo - Heads Real Estate Securities
Email: jwhite@challenger.com.au
Email: jlongo@challenger.com.au
Facsimile: + 61 2 9994 7777

To the Adviser at:	Old Mutual Capital, Inc.
4643 South Ulster Street, Suite 600
Denver, CO 80237
Attention: President

To the Trust or

the Fund at:	Old Mutual Funds III
4643 South Ulster Street, Suite 600
Denver, CO 80237
Attention: President

or at such other address as either party hereto may hereafter specify in writing to the other party.

Section 17.	Assignment and Modification.

17.1      No amendment of this Agreement shall be effective until approved by the vote of the majority of the outstanding voting securities of the Fund.

Section 18.	Severability.

If any provision or provisions of this Agreement are held to be invalid under any applicable law, then such provision shall be considered severable and its invalidity shall not affect the remainder of this Agreement, which shall continue in full force and effect.

Section 19.	Headings.

The headings in this Agreement are inserted herein as a matter of convenience and for reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision herein.

Section 20. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Section 21.	Governing Language.

This Agreement shall be in the English language.

Section 22.	Jurisdiction.

The parties hereto hereby submit and consent to the non-exclusive jurisdiction of the courts of the State of Illinois, in respect of any dispute, controversy or claim arising out of or resulting from this Agreement, or the breach thereof.

Section 22.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (which is the law governing the OMCAP ISA).

Section 23.	Entire Agreement

This Agreement, together with the Schedules attached hereto, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and all prior negotiations, discussions and agreements, whether oral or written, are merged herein.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, Heitman and Challenger-USA have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

HEITMAN REAL ESTATE SECURITIES LLC

By:	/s/ Timothy J. Pire	.
Name:	Timothy J. Pire
Title:	Managing Director

EXECUTED by	)
Challenger Managed Investments	)
(Internationa) Pty Ltd )
ACN 120 871 212)
in accordance with section 127)
of the Corporations Act 2001)

/s/ Rob Adams	/s/ Andrew R. Landman
.............................................	.............................................

Signature of Director	Signature of Director/Secretary

Rob Adams	Andrew R. Landman
.............................................	.............................................

Name of Director	Name of Director/Secretary

EXHIBIT A

OMCAP INVESTMENT SUB-ADVISORY AGREEMENT

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT effective as of the 22nd day of August, 2008 by and among Old Mutual Capital, Inc., a Delaware corporation (the “Adviser”), Heitman Real Estate Securities LLC, a Delaware limited liability company (the “Sub-Adviser”), and Old Mutual Funds III, a Delaware statutory trust (the “Trust”).

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, pursuant to the Investment Advisory Agreement dated effective August 22, 2008, between the Adviser and the Trust (the “Advisory Agreement”), the Adviser acts as investment adviser for the Old Mutual Heitman Global Real Estate Securities Fund, a series fund of the Trust (the “Fund”); and

WHEREAS, the Adviser and the Trust each desire to retain the Sub-Adviser to provide investment advisory services to the Trust in connection with the management of all of the assets of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.         Subject to supervision and oversight by the Adviser and the Trust's Board of Trustees (the “Board”), the Sub-Adviser shall manage (i) the investment operations of the Fund, and (ii) the composition of the Fund’s investment portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings and agreements:

(a)       The Sub-Adviser shall have discretion and authority to supervise and direct the Fund's investments and, except to the extent delegated to a sub-sub-adviser as approved by the Board and by shareholders if required under the 1940 Act (a “Sub-Sub-Adviser”), shall determine from time to time what investments and securities will be purchased, exchanged, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested in cash.

(b)       In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act, and shall cause its Sub-Sub-Advisers to act, in conformity with the Trust’s Prospectus and with the instructions and directions of the Adviser and of the Board, and will conform and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and all other applicable federal and state laws and regulations, as each is amended from time to time. Adviser agrees to provide Sub-Adviser with copies of all amendments to the written

1

investment objectives, policies, procedures and restrictions of the Fund promptly on the date on which such amendments or related filings are made with the Securities and Exchange Commission (the “SEC”) or other regulatory body.

(c)       The Sub-Adviser shall determine, and/or shall cause its Sub-Sub-Advisers to determine, the securities to be purchased or sold with respect to the Fund and will place, and will cause its Sub-Sub-Advisers to place, orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in such Fund's Prospectus or as the Board or the Adviser may direct from time to time, in conformity with federal securities laws. In providing the Fund with investment supervision, the Sub-Adviser will give primary consideration to seeking best execution in accordance with applicable laws and regulations and the policies set forth in the Forms ADV of the Sub-Adviser and each of its Sub-Sub-Advisers, as applicable. Within the framework of this policy, the Sub-Adviser and its Sub-Sub-Advisers may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Adviser's and/or its Sub-Sub-Advisers’ other clients may be a party. It is understood that it is desirable for the Fund that the Sub-Adviser and its Sub-Sub-Advisers have access to (i) supplemental investment and market research and (ii) security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Adviser and its Sub-Sub-Advisers are authorized to place orders for the purchase and sale of securities on behalf of the Fund with brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser and its Sub-Sub-Advisers in connection with their services to other clients.

On occasions when the Sub-Adviser or either of its Sub-Sub-Advisers deems the purchase or sale of a security to be in the best interest of the Fund as well as its other clients, the Sub-Adviser or such Sub-Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser or such Sub-Sub-Adviser, as applicable, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund in question and to such other clients.

(d)       Except as expressly otherwise provided in this Agreement and notwithstanding its engagement of any Sub-Sub-Advisers, the Sub-Adviser is responsible to the Adviser and the Trust, solely with respect to the Fund and not any other series fund of the Trust, for all services to be provided under this Agreement, it being understood and agreed that the Sub-Adviser shall be fully liable to the Adviser and the Trust for the acts and

2

omissions of all Sub-Sub-Advisers as though such acts and omissions were those of the Sub-Adviser.

(e)       The Sub-Adviser at its expense will make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel as well as the portfolio managers and other appropriate personnel of its Sub-Sub-Advisers, either in person or, at the mutual convenience of the Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other investment related information regarding the Fund and to consult with the Board and Adviser regarding the Fund’s investment affairs, including economic, statistical and investment matters related to the Sub-Adviser’s duties hereunder, and will provide periodic reports to the Adviser upon request relating to the investment strategies it and its Sub-Sub-Advisers employ. The Sub-Adviser and its personnel shall also cooperate fully, and shall cause its Sub-Sub-Advisers and their personnel to cooperate fully, with counsel and auditors for, and the Chief Compliance Officers of, the Adviser and the Trust.

(f)        In accordance with procedures adopted by the Board as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all Fund securities. The Sub-Adviser will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of the Sub-Adviser such as broker-dealers, for the provision of valuation information or prices for securities for which prices are deemed by the Adviser or Trust’s administrator not to be readily available in the ordinary course of business from an automated pricing service. In addition, the Sub-Adviser will, and will cause its Sub-Sub-Advisers to, assist the Trust and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund at such times as the Adviser shall reasonably request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of the Fund’s net asset value per share.

(g)       The Sub-Adviser at its expense will provide the Adviser and/or the Trust’s Chief Compliance Officer with such compliance reports relating to its duties under this Agreement as well as the duties of its Sub-Sub-Advisers as may be requested from time to time. Notwithstanding the foregoing, the Sub-Adviser will promptly report to the Adviser any material violations by the Sub-Adviser or any Sub-Sub-Adviser of the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) that it is aware of or of any material violation of the Sub-Adviser’s or any Sub-Sub-Adviser’s compliance policies and procedures that pertain to the Fund, as well as any change in the Sub-Adviser’s or any Sub-Sub-Adviser’s portfolio manager(s) of the Fund.

(h)       Unless otherwise directed by the Adviser or the Board, the Sub-Adviser and its Sub-Sub-Advisers will vote all proxies received in accordance with the Trust’s proxy voting policy or, if the Sub-Adviser or any Sub-Sub-Adviser has a proxy voting policy approved by the Board, the Sub-Adviser’s or Sub-Sub-Adviser’s proxy voting policy, as applicable. The Adviser shall instruct the Fund’s custodian, Bank of New York, as trustee or custodial agent or its nominee (the "Custodian"), to forward or cause to be

3

forwarded to the Sub-Adviser all relevant proxy solicitation materials. The Sub-Adviser shall maintain and shall forward to the Fund or its designated agent such proxy voting information as is necessary for the Fund to timely file proxy voting results in accordance with Rule 30b1-4 of the 1940 Act.

(i)        The Sub-Adviser represents and warrants that it and each of its Sub-Sub-Advisers has adopted a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act and the requirements of Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and has provided the Adviser and the Board a copy of such code of ethics, together with evidence of its adoption, and will promptly provide copies of any changes thereto, together with evidence of their adoption. Upon request of the Adviser, but in any event no less frequently than annually, the Sub-Adviser will supply the Adviser a written report that (A) describes any issues arising under the Sub-Adviser’s or either Sub-Sub-Adviser’s code of ethics or procedures since the Sub-Adviser’s last report, including but not limited to material violations of such code of ethics or procedures and sanctions imposed in response to the material violations; and (B) certifies that the procedures contained in the Sub-Adviser’s and each Sub-Sub-Adviser’s code of ethics are reasonably designed to prevent “access persons” from violating the code of ethics.

(j)        The Sub-Adviser will review, and will cause its Sub-Sub-Advisers to review, draft reports to shareholders and other documents provided or available to it and provide comments on a timely basis. In addition, the Sub-Adviser and each of its Sub-Sub-Advisers and their respective officers and portfolio managers will provide on a timely basis such certifications or sub-certifications as the Adviser may reasonably request in order to support and facilitate certifications required to be provided by the Trust’s Principal Executive Officer and Principal Accounting Officer.

(k)       The Sub-Adviser shall maintain, and shall cause each Sub-Sub-Adviser to maintain, all books and records with respect to the Fund's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Board such periodic and special reports as the Board may reasonably request.

(l)        The Sub-Adviser shall provide, and shall cause each Sub-Sub-Adviser to provide, the Custodian on each business day with information relating to all transactions concerning the Fund’s assets and shall provide, and shall cause each of its Sub-Sub-Advisers to provide, the Adviser with such information upon request of the Adviser.

(m)      The Sub-Adviser shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it and each of its Sub-Sub-Advisers maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund and will cause each Sub-Sub-Adviser to surrender promptly to the Fund, any of such records upon the Fund's request; provided, however, that the Sub-

4

Adviser and/or its Sub-Sub-Advisers, as applicable, may retain a copy of such records. The Sub-Adviser further agrees to preserve, and agrees to cause each of its Sub-Sub-Advisers to preserve, for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by any of them pursuant to paragraph 1(a) of this Agreement.

(n)       The Sub-Adviser shall be permitted to use all performance results related to its management of the Fund in any of the Sub-Adviser’s marketing, advertising or client reports. This section will survive any termination of this Agreement.

(o)       The Sub-Adviser shall assist with and facilitate the Adviser’s and/or the Board’s communications with the Sub-Sub-Advisers. To the extent permitted by applicable law and consistent with their fiduciary duties, the Adviser and/or the Board, as applicable, shall address all correspondence and communications care of (c/o) the Sub-Adviser, and shall provide the Sub-Adviser the opportunity to participate in any communications with such Sub-Sub-Advisers.

2.         The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.

3.         The Adviser has delivered to the Sub-Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a)       The Declaration of Trust of the Trust, as filed and in effect on the date hereof and as amended from time to time;

(b)       The by-laws of the Trust as in effect on the date hereof and as amended from time to time;

(c)       Certified resolutions of the Board authorizing the appointment of the Sub-Adviser and approving the form of this Agreement;

(d)       Registration Statement under the 1940 Act and the Securities Act of 1933, as amended on Form N-1A (the “Registration Statement”), as filed with the SEC relating to the Fund and shares of the Fund’s beneficial shares, and all amendments thereto;

(e)	Prospectus of the Fund;

(f)	Copies of reports made by the Fund to its shareholders; and

(g)       Copies of any relevant Trust or Fund policies or guidelines established by the Adviser or Board that relate to the services provided by Sub-Adviser hereunder.

5

Adviser shall furnish Sub-Adviser with any further documents, materials or information that Sub-Adviser reasonably may request to enable it to perform its duties pursuant to this Agreement.

4.         For the services to be provided by the Sub-Adviser pursuant to this Agreement for the Fund, the Adviser will pay to the Sub-Adviser as full compensation therefor a sub-advisory fee at an annual rate equal to a percentage of the Fund’s average daily net assets, as set forth on Schedule A. This fee will be paid to the Sub-Adviser from the Adviser's advisory fee from the Fund. This fee will be computed daily and paid to the Sub-Adviser monthly.

5.         The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Adviser in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser or any of its Sub-Sub-Advisers in the performance of its or their duties or from reckless disregard of its or their obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Section 5 or elsewhere in this Agreement shall constitute a waiver by the Adviser or by the Fund of any of their respective rights under applicable U.S. federal securities laws whose applicability is not permitted to be contractually waived.

6.         This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act provided, however, that this Agreement may be terminated (a) on behalf of the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other parties, (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the other parties or (d) by the Sub-Adviser without the payment of any penalty, on not less than 30 days' written notice to the other parties concurrently with the refusal by the Trustees of the Trust or the Adviser, as applicable, to approve the continued engagement by the Sub-Adviser of any Sub-Sub-Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment. As used in this Section 6, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.         Nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser’s or any of its Sub-Sub-Adviser’s respective partners, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Sub-Adviser's or any Sub-Sub-Adviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

6

8.         During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of the Fund, the Trust or the public that refers to the Sub-Adviser or any Sub-Sub-Adviser or any of their respective clients in any way prior to use thereof and not to use material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed upon) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser or its Sub-Sub-Advisers, their services and their clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser, their Sub-Sub-Advisers, their clients or their services in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first-class mail, electronic mail or overnight delivery service, facsimile transmission equipment or hand delivery.

9.         (a)       Sub-Adviser hereby confirms to the Adviser and the Trust that Sub-Adviser and each of its Sub-Sub-Advisers are registered as an investment adviser under the Advisers Act, that Sub-Adviser has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of Sub-Adviser has been duly authorized and, upon execution and delivery, this Agreement will be binding upon Sub-Adviser in accordance with its terms.

(b)       Adviser hereby confirms to Sub-Adviser that it is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into this Agreement and that the execution of this Agreement on behalf of Adviser has been fully authorized and, upon execution and delivery, this Agreement will be binding upon Adviser in accordance with its terms.

(c)       The Trust hereby confirms to Sub-Adviser, and Sub-Adviser hereby acknowledges, that the Trust is registered as an open-end investment company under the 1940 Act and is or shall be subject to taxation as a regulated investment company under Subchapter M and the regulations thereunder of the Internal Revenue Code.

10.       No Trustee or Shareholder of the Trust shall be personally liable for any debts, liabilities, obligations or expenses incurred by, or contracted for under this Agreement.

11.       No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by the vote of the majority of the outstanding voting securities of the Fund.

12.       This Agreement shall be governed by the laws of the state of Delaware; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any

7

provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the State of Delaware.

13.       This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; all such counterparts shall, together, constitute only one instrument.

14.       Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

15.       Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Adviser at:

Old Mutual Capital, Inc.
4643 South Ulster Street, Suite 600
Denver, CO 80237
Attention: President

To the Sub-Adviser at:

Heitman Real Estate Securities LLC
191 North Wacker Drive, Suite 2500
Chicago, IL 60606
Attention: Managing Director

With a copy to:

Heitman Real Estate Securities LLC
191 North Wacker Drive, Suite 2500
Chicago, IL 60606
Attention: Chief Legal Counsel

8

                                                   To the Trust or the Fund at:

Old Mutual Funds III
4643 South Ulster Street, Suite 600
Denver, CO 80237
Attention: President

16.       Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below.

	OLD MUTUAL FUNDS III		OLD MUTUAL CAPITAL, INC.

By:	/s/ Robert T. Kelly	By:	/s/ Mark E. Black
Name:	Robert T. Kelly	Name:	Mark E. Black
Title:	Treasurer	Title:	Chief Financial Officer

HEITMAN REAL ESTATE SECURITIES LLC

By:	/s/ Timothy J. Pire
Name:	Timothy J. Pire
Title:	Managing Director

9

SCHEDULE A

DATED AUGUST 22, 2008

TO

INVESTMENT SUB-ADVISORY AGREEMENT

AMONG

HEITMAN REAL ESTATE SECURITIES LLC,

OLD MUTUAL CAPITAL, INC.

AND

OLD MUTUAL FUNDS III

DATED AUGUST 22, 2008

FUND	Sub-Advisory Fee Breakpoint Asset Thresholds
	$0 to less than $500 million	$500 million to less than $1 billion	$1.0 billion or greater

Old Mutual Heitman Global Real Estate Securities Fund	0.65%	0.6375%	0.625%

10